UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2009
SeaBright Insurance Holdings, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-34204 (Commission File Number)	56-2393241 (IRS Employer Identification No.)
1501 4th Avenue, Suite 2600 Seattle, Washington 98101 (Address of Principal executive offices, including Zip Code)
206-269-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2009, at management’s recommendation, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of SeaBright Insurance Holdings, Inc. (the “Company”) recommended to the Board, and the Board approved, reductions to annual base salaries of each employee whose base salary is equal to or exceeds $150,000, including the Company’s named executive officers, effective as of May 16, 2009. The percentage reductions and new base salaries for each of the named executive officers are as follows:

Name	Percentage Reduction	New Base Salary
John G. Pasqualetto	20%	$447,200
Robert P. Cuthbert	10%	315,000
Richard J. Gergasko	10%	315,000
Richard W. Seelinger	10%	236,385
Jeffrey C. Wanamaker	10%	231,750
M. Philip Romney	10%	180,810

These base salary changes will not result in a reduction of the calculated bonus payments, if any, under the SeaBright Insurance Holdings, Inc. 2009 Bonus Plan (the “2009 Bonus Plan”). For purposes of calculating bonus payments under the 2009 Bonus Plan, the Compensation Committee will apply the pre-designated target bonus percentages to each participant’s base salary that would have been paid had base salaries remained at the levels in effect immediately prior to the base salary reductions set forth above.

In addition, at the Board’s initiative, the annual cash retainers paid to the Company’s non-employee directors, including retainers for committee service, will be reduced by 20%, effective May 16, 2009.

A press release announcing the base salary reductions is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.

By:	/s/ Robert P. Cuthbert
Robert P. Cuthbert
Senior Vice President, Chief Financial Officer and
Assistant Secretary

Date: May 14, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 14, 2009.